Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Fibrocell Science, Inc.
Exton, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-183792, No. 333-183793, No. 333-183794, No. 333-185463, No. 333-185466, No. 333-190649 and No. 333-209077) and Form S-8 (No. 333-172776, No. 333-190650 and No. 333-196964) of Fibrocell Science, Inc. of our report dated March 10, 2016 relating to the consolidated financial statements and the effectiveness of Fibrocell Science, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 10, 2016